SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

F O R M  8–K

CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported)                       June 9, 2006

NORTH BAY BANCORP
(Exact name of registrant as specified in its charter)

California	0-31080	68-0434802
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1190 Airport Road, Suite 101, Napa, California 94558
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code

(707) 257-8585

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]  Written communications pursuant to Rule 425 under the Securities

          Act (17 CFR 230.425)

      []  Soliciting material pursuant to Rule 14a-12 under the Exchange

          Act (17 CFR 240.14a-12)

      []  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      []  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 8.01 Other Events.

Stock Repurchase Plan . On June 9, 2006, North Bay Bancorp issued a press release announcing the renewal of its Stock Repurchase Plan.   A copy of the stock purchase program press release is attached to this Current Report as Exhibit 99.1 and incorporated into this report by reference.

Item 9.01.       Financial Statements and Exhibits.

(c)

Exhibits.

99.1

  Press release announcing the renewal of North Bay Bancorp’s Stock Repurchase Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2006

NORTH BAY BANCORP

 /s/ Terry L. Robinson

Terry L. Robinson, President and Chief

Executive Officer (Principal Executive Officer)

EXHIBIT 99.1

FOR IMMEDIATE RELEASE:

Contact:

Terry L. Robinson

President & CEO

North Bay Bancorp

(707) 252-5024

trobinson@northbaybancorp.com

NORTH BAY BANCORP AUTHORIZES STOCK REPURCHASE PLAN

NAPA, CA – June 9, 2006 – North Bay Bancorp (Nasdaq: NBAN), holding company for The Vintage Bank and its Solano Bank division, today announced that the Board of Directors has renewed its approval of a plan to repurchase shares of the Company’s common stock and increased the maximum aggregate price from $1 million to $5 million.  Purchases are to be made, as conditions warrant, from time to time in the open market.  The duration of the program remains open-ended and the timing of purchases will depend on market conditions.

President and CEO Terry L. Robinson stated, “All of our capital ratios are increasing due to the slowing of our asset growth in the past 18 months as compared to the rates of the previous five years.  This authorization provides one more tool to help us prudently manage our capital in a slower growth environment.  We continue to believe that the repurchase of stock from time to time represents a favorable and prudent investment opportunity for the Company, which should enhance earnings per share, return on equity and shareholder value.  NBAN’s strong capital position supports the continuation and expansion of this program.”

About North Bay Bancorp

North Bay Bancorp was formed in 1999 and is the holding company for The Vintage Bank and its division, Solano Bank.  Its stock is publicly traded on the NASDAQ National Market under the symbol NBAN.

The Vintage Bank is a full-service commercial bank that offers a wide selection of deposit, loan and investment services. The Bank, which opened in January of 1985, is proud to celebrate 21 years of service and growth throughout the Napa Valley, Northern California's number one tourist destination and the nation's premier wine producing region, with six locations in Napa County, including offices in American Canyon, Gateway Industrial Park and St. Helena.  The Solano Bank division, opened in 2000 as a separately chartered bank, has offices in Vacaville, Fairfield, Vallejo and Benicia.  Solano County, projected to be the Bay Area’s fastest growing County through year 2030, provides excellent growth opportunities for the Bank.

This news release contains forward-looking statements with respect to the financial condition, results of operation and business of North Bay Bancorp and its subsidiary.  These include, but are not limited to, statements that relate to or are dependent on estimates or assumptions relating to the prospects of loan growth, credit quality and certain operating efficiencies resulting from the operations of The Vintage Bank and its Solano Bank Division.  These forward-looking statements involve certain risks and uncertainties.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities:  (1) competitive pressure among financial services companies increases significantly; (2) changes in the interest rate environment on interest margins; (3) general economic conditions, internationally, nationally or in the State of California are less favorable than expected; (4) legislation or regulatory requirements or changes adversely affect the business in which the combined organization will be engaged; (5) finalization of the year-end audit results; (6) the ability to satisfy the requirements of the Sarbanes-Oxley Act and other regulations governing internal control and (7) other risks detailed in the North Bay Bancorp reports filed with the Securities and Exchange Commission.

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